Exhibit 10.1



                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                   CULP, INC.
                                  (the "Buyer")

                                       and

                        INTERNATIONAL TEXTILE GROUP, INC.
                                 (the "Seller")






                          Dated as of January 11, 2007

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                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

1.1    Definitions.............................................................1
1.2    Construction............................................................1

                                   ARTICLE II

                     PURCHASE, TERMS OF PAYMENT AND CLOSING

2.1    Purchase and Sale of Assets.............................................2
2.2    Purchased Assets........................................................2
2.3    No Assumption of Liabilities............................................2
2.4    Purchase Price; Materials Credit........................................4
2.5    Manner of Payment; Closing Date Inventory...............................4
2.6    Closing.................................................................5
2.7    Closing Obligations.....................................................5
2.8    Certain Expenses........................................................6

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1    Organization; Good Standing.............................................6
3.2    Authority; Enforceability...............................................6
3.3    Consents and Approvals; No Violation....................................7
3.4    Books and Records.......................................................7
3.5    Absence of Certain Changes or Events....................................8
3.6    Litigation..............................................................8
3.7    Governmental Authorizations.............................................8
3.8    Compliance with Laws and Governmental Authorizations....................8
3.9    Assets..................................................................9
3.10   Inventory...............................................................9
3.11   Proprietary Rights......................................................9
3.12   Warranties and Products................................................11
3.13   Suppliers..............................................................11
3.14   Customers..............................................................11
3.15   Brokers................................................................11
3.16   Full Disclosure........................................................12
3.17   Securities Matters.....................................................12


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                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES RELATING TO THE BUYER

4.1    Organization...........................................................13
4.2    Authority; Enforceability..............................................13
4.3    Consents and Approvals; No Violation...................................13
4.4    Litigation.............................................................14
4.5    Brokers................................................................14
4.6    Buyer's Stock..........................................................14

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

5.1    Access to Information..................................................14
5.2    Confidentiality........................................................14
5.3    Operation of the Business of the Seller................................15
5.4    Efforts to Satisfy Closing Conditions..................................15
5.5    Notification...........................................................16
5.6    Employees..............................................................16
5.7    Exclusivity............................................................16
5.8    Mattress Covers........................................................17
5.9    Securities Matters.....................................................17
5.10   Noncompetition.........................................................17

                                   ARTICLE VI

                               CLOSING CONDITIONS

6.1    Mutual Conditions......................................................18
6.2    Buyer's Conditions.....................................................18
6.3    Seller's Conditions....................................................19

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1    Survival; Knowledge....................................................19
7.2    Seller's Agreement to Indemnify........................................19
7.3    Buyer's Agreement to Indemnify.........................................20
7.4    Limitations on Seller's Indemnity......................................20
7.5    Limitations on Buyer's Indemnity.......................................21
7.6    Procedure for Indemnification - Third-Party Claims.....................21
7.7    Alleged Breaches.......................................................23
7.8    Indemnification Procedure - Direct Claims..............................23
7.9    Interest...............................................................24
7.10   Return of Buyer's Stock................................................24
7.11   Remedies Not Exclusive.................................................24


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                                ARTICLE VIII

                                 TERMINATION

8.1    Termination............................................................24
8.2    Procedure and Effect of Termination....................................25

                                 ARTICLE IX

                             GENERAL PROVISIONS

9.1    Expenses...............................................................25
9.2    Amendment and Modification.............................................26
9.3    Waiver of Compliance; Consents.........................................26
9.4    Notices................................................................26
9.5    Publicity..............................................................27
9.6    Assignment; No Third-Party Rights......................................27
9.7    Governing Law..........................................................27
9.8    Jurisdiction; Service of Process.......................................28
9.9    Further Assurances; Records............................................28
9.10   Severability...........................................................28
9.11   Construction...........................................................28
9.12   Disclosure Schedule....................................................28
9.13   Time of Essence........................................................29
9.14   Counterparts...........................................................29
9.15   Specific Performance...................................................29
9.16   Entire Agreement.......................................................29


                                      iii
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EXHIBITS

A      Form of Registration Rights and Shareholder Agreement
B      Form of Bill of Sale
C-1    Form of Patent and Trademark Assignment
C-2    Form of Copyright Assignment
D      Form of Transition and Manufacturing Services Agreement


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                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement, dated as of January 11, 2007, is between Culp, Inc., a North Carolina corporation (the "Buyer"), and International Textile Group, Inc., a Delaware corporation (the "Seller").

                              Background Statement

     The Seller desires to sell, and the Buyer desires to purchase, certain of the Seller's mattress ticking assets (consisting of inventory and related proprietary rights), for the consideration and on the terms set forth herein.

                             Statement of Agreement

     The parties agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

     1.1 Definitions. Capitalized terms used in this Agreement have the meanings given to them in Appendix 1.

     1.2 Construction.

     (a) The article and section headings contained in this Agreement are solely for the purpose of reference and convenience, are not part of the agreement of the parties, and shall not in any way limit, modify or otherwise affect the meaning or interpretation of this Agreement.

     (b) References to "Sections" or "Articles" refer to corresponding Sections or Articles of this Agreement unless otherwise specified.

     (c) Unless the context requires otherwise, the words "include," "including" and variations thereof mean without limitation, the words "hereof," "hereby," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not any particular section or article in which such words appear, and any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder.

     (d) Unless the context requires otherwise, words in the singular include the plural, words in the plural include the singular, and words importing any gender shall be applicable to all genders.

     (e) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

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     (f) Currency amounts referenced herein are in U.S. Dollars.

     (g) References to a number of days refer to calendar days unless Business Days are specified. Except as otherwise specified, whenever any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

     (h) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE II

                     PURCHASE, TERMS OF PAYMENT AND CLOSING

     2.1 Purchase and Sale of Assets. On the terms and subject to the conditions of this Agreement, on the Closing Date, the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the Purchased Assets, free and clear of all Liens, except for Permitted Liens, in exchange for payment of the Purchase Price.

     2.2 Purchased Assets. For purposes of this Agreement, the term "Purchased Assets" means all of the following assets of the Seller and all of the Seller's rights therein:

     (a) all Finished Goods Inventories of the Seller related to the Product Line, including all rights to all such Inventories that have been manufactured by third parties and that are in transit to the Seller and to which Seller has taken title as of the Effective Time (the "In-Transit Inventories" and, together with all other such Finished Goods Inventories, the "Purchased Inventories");

     (b) the Proprietary Rights of the Seller listed in Schedule 2.2(b) hereto (the "Purchased Proprietary Rights"), which shall include, without limitation, all artwork and patterns relating to the Purchased Inventories and all copyrights and related copyright information with respect thereto;

     (c) all electronic design files and specifications for each pattern described above, and all client and customer lists and records, research and development reports and records, service and warranty records, bills of material, design and creative records and product accounting records, as and to the extent related to the Product Line.

It is expressly understood that the Purchased Assets will not include any accounts receivable or any furniture, fixtures or other property, plant or equipment of the Seller, or any trademarks or trade names of Seller that are used in any business of the Seller other than in connection with the Product Line, including the "Burlington" name and the weave logo associated with that name ("Excluded Assets").

     2.3 No Assumption of Liabilities. It is understood that in connection with the transactions contemplated hereby, the Buyer shall not assume any obligations or liabilities of the Seller, except for payment obligations in respect to purchase orders for finished goods that are open as of the Effective Time ("Open Purchase Order Obligations"), which Open Purchase Order Obligations the Buyer will assume on the Closing Date. It is further understood that, without limiting the foregoing, the Buyer shall not assume any liabilities or obligations of the Seller or any Affiliate of the Seller incurred, arising from or out of, in connection with or relating to:

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          (i) any claims made by or against the Seller or any  Affiliate  of the
     Seller, whether before or after the Closing Date, that arise out of events prior to the Effective Time, including any and all accounts payable, accrued expenses, customer rebates or quality claims relating to goods sold or shipped prior to Closing, and including any liabilities or obligations relating to investigations by any Governmental Authority;

          (ii) any Taxes, including any Taxes arising by reason of the transactions contemplated herein;

          (iii) products manufactured, sold or distributed prior to the Effective Time, including liabilities or obligations related to product warranties, recalls of such products or defects with respect to such products;

          (iv) any liabilities or obligations under any supply contracts to which the Seller or any Affiliate of the Seller is party or otherwise relating to the Product Line;

          (v) any liability associated with Seller's employees or employee benefit plans;

          (vi) any employment, severance, retention or termination agreement with any employee (except as provided in the Transition and Manufacturing Services Agreement);

          (vii) any employee grievance;

          (viii) any obligation to indemnify, reimburse or advance amounts to any officer, director, employee or agent;

          (ix) any Proceeding pending as of the Effective Time or any Proceeding commenced after the Effective Time that arises out of or relates to any occurrence or event happening prior to the Effective Time;

          (x) any compliance or noncompliance with any Legal Requirement of any Governmental Authority;

          (xi) any credit facility or any security interest related thereto;

          (xii) any fees and expenses in connection with the transactions contemplated hereby;

          (xiii) any obligation relating to any assets of the Seller not being conveyed to the Buyer; and


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          (xiv) any  obligation of the Seller under this  Agreement or any other document executed in connection with the transactions contemplated hereby.

     2.4 Purchase Price; Materials Credit. In consideration of the sale of the Purchased Assets and in exchange for the granting of the Materials Credit (as defined below), at the Closing and subject to the conditions contained herein, the Buyer shall pay to the Seller an aggregate amount equal to $8,300,000 (the "Base Purchase Price"), adjusted as follows: (i) plus the amount, if any, by which the amount of the Closing Date Inventory is greater than $9,200,000 or
(ii) minus the amount, if any, by which the amount of the Closing Date Inventory is less than $9,200,000, as applicable (as so adjusted, the "Purchase Price").

     The Seller and the Buyer acknowledge and agree that the Purchase Price is based in part on the value of the Seller's Inventories not consisting of Finished Goods Inventories and on hand as of the Effective Time. Accordingly, it is understood that a portion of the Purchase Price is payable in exchange for a credit to be established for the Buyer's account for the amount of Inventories on hand as of the Effective Time, which Inventories do not consist of Finished Goods Inventories (the "Materials Credit"). The Materials Credit, which effective as of the Effective Time is hereby granted to the Buyer, will be applied to the payment of certain amounts owing by the Buyer to the Seller pursuant to Sections 3.1(c) and (d) of the Transition and Manufacturing Services Agreement (as defined in Section 2.7(a)(iii)).

     2.5 Manner of Payment; Closing Date Inventory.

     (a) The Purchase Price shall be paid as follows:

          (i) On the Closing Date, the Buyer shall pay to the Seller, by wire transfer of immediately available funds to an account or accounts that the Seller shall designate in writing to the Buyer at least two Business Days prior to the Closing Date, an aggregate amount equal to $2,500,000 (the "Cash Payment"); and

          (ii) Following Closing, on the Business Day next succeeding the date on which the Buyer and the Seller agree upon the Closing Date Inventory pursuant to Section 2.5(b) below, the Buyer will issue and deliver to the Seller the number of shares of the common stock of Buyer (the "Buyer's Stock") valued in the aggregate at an amount equal to the Purchase Price minus the amount of the Cash Payment, based on a price per share of the Buyer's Stock of $6.60 per share (as adjusted for any stock dividends, stock splits or other changes in the Buyer's capital stock since December 31, 2006 having a dilutive effect on the Buyer's Stock being issued to the Seller), which issuance shall be made subject to the terms set forth in the registration rights and shareholder agreement substantially in the form of Exhibit A attached hereto executed by the Seller and the Buyer (the "Registration Rights and Shareholder Agreement"). No fractional shares of the Buyer's Stock shall be issued in connection with this Agreement. If the Seller otherwise has the right to receive .5 or more of a share of the Buyer's Stock, the Seller shall receive an additional share of the Buyer's Stock; otherwise, the Seller shall receive no such shares or other consideration for such a fractional interest. The Buyer's Stock shall be evidenced by a stock certificate that shall bear legends reflecting any restrictions on the resale of the underlying shares imposed by the Securities Act and the regulations promulgated thereunder. A condition precedent to the Buyer's obligation to issue such Buyer's Stock shall be the delivery by the Seller of a certificate of an executive officer of the Seller re-confirming the warranties set forth in Section 3.17 hereof.

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     (b) Following the execution and delivery of this  Agreement,  the Buyer and the Seller shall jointly conduct a physical count and calculation of the Inventories on hand as of the Closing Date, which shall be based upon the Seller's normal lower of cost or market valuation methodology, applied on a basis consistent with prior practice. It is anticipated that the determination of the Closing Date Inventory will be finalized following the Closing Date. If the Buyer and the Seller are unable to agree on such Closing Date Inventory, the
parties  shall  engage  a  mutually  agreeable   independent   certified  public
accounting firm to resolve the issues in dispute. The accounting firm shall apply accounting principles, in accordance with the provisions of this Section 2.5(b), to the issues at hand and shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement, and the accounting firm's engagement shall be limited in scope to the disputed issues or amounts identified in the notice of objection. The parties shall instruct the accounting firm to render its decision within 10 days of the engagement, and such decision shall be binding on the parties. The cost of the accounting firm shall be borne by the party that does not prevail in the dispute.

     2.6 Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets shall take place at the offices of the Buyer in High Point, North Carolina, beginning at 10:00 a.m., local time, on January 22, 2007 or on such other date or at such other time or place as the parties shall agree. The Closing shall be effective as of 12:01 a.m. on the Closing Date (the "Effective Time") and all actions scheduled in this Agreement for the Closing Date shall be deemed to occur simultaneously at the Effective Time. Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.7 Closing Obligations. At the Closing:

     (a) The Seller shall deliver to the Buyer:

          (i) a bill of sale, assignment and assumption agreement substantially in the form of Exhibit B attached hereto (the "Bill of Sale") executed by the Seller and the Buyer, conveying the Purchased Assets to the Buyer and providing for the assumption by the Buyer of the Open Purchase Order Obligations;

          (ii) an assignment of patents and trademarks substantially in the form of Exhibit C-1 attached hereto, and an assignment of copyrights substantially in the form of Exhibit C-2, each executed by the Seller (the documents referenced in this clause (ii), collectively, the "Intellectual Property Assignments") executed by the Seller;

          (iii) a transition and manufacturing services agreement substantially in the form of Exhibit D attached hereto executed by the Seller (the "Transition and Manufacturing Services Agreement"); and

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


          (iv) the Registration Rights and Shareholder Agreement.

     (b) The Buyer shall deliver to the Seller:

          (i) the Cash Payment to be paid to the Seller pursuant to Section 2.5(a)(i);

          (ii) the Transition and Manufacturing Services Agreement executed by the Buyer;

          (iii) the Registration Rights and Shareholder Agreement executed by the Buyer; and

          (iv) the Bill of Sale executed by the Buyer.

     2.8 Certain Expenses. The Seller shall pay any sales or use Taxes arising out of the transactions contemplated herein.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that:

     3.1 Organization; Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has full corporate power and authority to own or use the Purchased Assets and to conduct its business as presently conducted. The Seller is duly qualified to do business as a foreign corporation and is in good standing in the states, provinces and jurisdictions in which either the nature of the activities of the Seller or the ownership or use of the Purchased Assets makes such qualification necessary. No other jurisdiction has given notice to the Seller indicating that the Seller should be qualified in any other jurisdiction.

     3.2 Authority; Enforceability. The Seller has the absolute and unrestricted right, authority, power and capacity to (i) execute and deliver this Agreement and each certificate, document and agreement to be executed by the Seller in connection herewith (the certificates, documents and agreements to be executed by the Seller in connection with this Agreement, collectively, the "Seller Documents") and (ii) perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Seller, and no other proceedings on the part of the Seller are necessary to authorize this Agreement or any Seller Document or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. Upon execution and delivery by the Seller of each Seller Document, such Seller Document shall constitute a legal, valid and binding obligation of the Seller, in each case enforceable against it in accordance with its terms.

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     3.3 Consents and Approvals; No Violation.

     (a) No Governmental Authorization is required in connection with (i) the execution or delivery by the Seller of this Agreement or the Seller Documents,
(ii) the performance of the Seller's obligations under this Agreement or the Seller Documents or (iii) the consummation of the transactions contemplated hereby.

     (b) Except as disclosed in Section 3.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Seller Documents by the Seller nor the performance of the Seller's obligations hereunder or thereunder nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with or result in any violation of any provision of the certificate of incorporation or bylaws of the Seller, any resolution adopted by the board of directors or shareholders of the Seller or any agreement among shareholders of the Seller;

          (ii) contravene, conflict with or result in a breach of any of the terms or provisions of, or give any Person a right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Contract that is material to the business of the Seller;

          (iii) result in the creation of any Lien upon any of the Purchased Assets;

          (iv)  contravene,  conflict with,  violate,  or give any  Governmental
     Authority or other Person the right to challenge any of the transactions contemplated hereby or exercise any remedy (including revocation, withdrawal, suspension or modification of any Governmental Authorization) or obtain any relief under, any Legal Requirement applicable to the Seller;

          (v) cause the Buyer to become subject to, or to become liable for the payment of, any Tax;

          (vi) contravene, conflict with or violate the terms or requirements of, or result in any loss, or right of revocation, withdrawal, suspension, termination or modification of, any Governmental Authorization;

          (vii) cause any of the Purchased Assets to be reassessed or revalued by any taxing authority or other Governmental Authority; or

          (viii) otherwise require the Seller or the Buyer to give any notice to, or obtain any consent from, any Person.

     3.4 Books and Records. The books and records, files and other materials relating to the Purchased Assets and the Seller's operation and use thereof in connection with its business (including without limitation sales records and customer lists) and that have been furnished or made available by the Seller to the Buyer in connection with the transactions contemplated hereby are true and correct in all material respects.


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     3.5 Absence of Certain Changes or Events.  Since November 15, 2006,  except as set forth in Section 3.5 of the Disclosure Schedule, there has not been any:

          (i) event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect;

          (ii) loss or damage (whether or not covered by insurance) affecting any of the Purchased Assets;

          (iii) indication by any customer or supplier of the Seller in connection with the Product Line of any intention to discontinue or change the terms of its relationship with the Seller; or

          (iv) the loss of any material Purchased Proprietary Right as a result of the failure to make any filing with or pay any fee to any Governmental Authority; or

     (b) agreement, whether oral or written, by the Seller to do any of the foregoing.

     3.6 Litigation.

     (a) There are no Proceedings that have been commenced by or against the Seller in connection with any of the Purchased Assets or, to the Seller's Knowledge, that have been threatened against or may affect the Seller (including its officers, directors or employees in their capacity as such) in connection with any of the Purchased Assets, or that challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated by this Agreement. No event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

     (b) There are no Orders to which the Seller is subject in connection with any of the Purchased Assets or the Seller's use or operation thereof or that challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated by this Agreement, or that could affect the enforceability of this Agreement against the Seller or impair the Seller's ability to consummate the transactions contemplated by this Agreement. To the Seller's Knowledge, no officer, director, agent, or employee of the Seller is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the use or operation of the Purchased Assets.

     3.7 Governmental Authorizations. No Governmental Authorization is necessary in order for the Seller to own, operate or use any of the Purchased Assets in connection with the Product Line.

     3.8 Compliance with Laws and Governmental Authorizations(a) . The Seller is, and at all times since August 2, 2004, has been, in compliance with (i) all Legal Requirements applicable to the Seller in connection with the Product Line and (ii) all Governmental Authorizations of the Seller in connection with such business.

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     3.9 Assets.  Except as set forth in Section 3.9 of the Disclosure  Schedule
(which exceptions shall be cleared as of the Effective Time), the Seller owns good and valid title to all of the Purchased Assets, whether tangible or intangible, free and clear of all Liens, except for Permitted Liens.

     3.10 Inventory. All of the Purchased Inventories consist of a quality and quantity usable and salable in the Ordinary Course, except for obsolete items and items of below-standard quality that have been written off or written down to net realizable value in the accounting records of the Seller as of the Closing Date. All of the Purchased Inventories have been priced at the lower of cost or market in accordance with GAAP on a first in, first out basis. The quantities of each item included in the Purchased Inventories are not excessive but are reasonable in the present circumstances of the Seller's business. The Seller is not in possession of any Finished Goods Inventories in connection with the Product Line not owned by the Seller, including goods already sold. No customer of the Seller in connection with the Product Line has the right to return for credit or refund items that, if returned, would be included in the Purchased Inventories pursuant to any agreement, understanding or practice of the Seller with respect to taking back any product (other than with respect to defective products). Without limiting the generality of the foregoing, there is no product of the Seller in connection with the Seller's mattress ticking business in the possession of customers of the Seller on consignment or on a similar basis.

     3.11 Proprietary Rights.

     (a) Ownership and Right to Use. The Seller owns, has been granted a license to use or otherwise has the right to use all of the Purchased Proprietary Rights. The Purchased Proprietary Rights constitute all of the Proprietary Rights used by the Seller in connection with the Product Line. Except as set forth in Section 3.11(a) of the Disclosure Schedule, the Seller does not have, and the Buyer will not have upon the Closing, (i) any contractual limitation or restriction on its right to use any Purchased Proprietary Right, (ii) any obligation to pay any royalty or other fee to any Person relating to any Purchased Proprietary Right or (iii) any obligation to any other Person to register, protect or otherwise take any action with respect to any Purchased Proprietary Right. There is no agreement or commitment on the part of the Seller that grants any Person a license in any Purchased Proprietary Right.

     (b) Acquired Proprietary Rights. Section 3.11(b) of the Disclosure Schedule identifies each Purchased Proprietary Right that was created for the Seller by any Person other than an employee acting within the scope of the employee's duties for the Seller. Except as set forth in Section 3.11(b) of the Disclosure Schedule, each such Person has entered into an agreement or contract with the Seller pursuant to which it has assigned to the Seller all of such Person's rights in such Purchased Proprietary Rights, free of any restrictions, and agreed not to use or disclose any Trade Secrets included in such Purchased Proprietary Rights. Section 3.11(b) of the Disclosure Schedule identifies each Purchased Proprietary Right that is owned by any other Person and licensed to the Seller and identifies each Purchased Agreement pursuant to which the Seller has licensed such Purchased Proprietary Right, together with any additional contracts that modify the Company's rights or obligations with respect to such Purchased Proprietary Right.

     (c) Marks, Trade Names and Domain Names. Section 3.11(c) of the Disclosure Schedule lists each Mark and Trade Name that has been used by the Seller during the last year in connection with the Product Line (exclusive of any Excluded Assets), and lists each application for registration that has been filed and each registration that has been obtained by the Seller with respect to any such Marks. Section 3.11(c) of the Disclosure Schedule lists each domain name used by the Seller during the last year in connection with the Product Line. All such Marks, Trade Names and domain names are included in the Purchased Proprietary Rights. The Seller has the exclusive right to use each such Mark and Trade Name within the scope, and in the geographic area, of its present use and has the right to continue to use each such domain name. To the Seller's Knowledge: (i) no other Person is using a similar Trade Name to describe a business that is similar to the Product Line; (ii) no other Person is using a similar Mark to describe products or services that are similar to the products and services relating to the Product Line; and (iii) no other Person has registered or is currently using any Mark or Trade Name in a manner that would preclude the Seller from using the Marks and Trade Names included in the Purchased Proprietary Rights throughout the United States.

     (d) Patents. Section 3.11(d) of the Disclosure Schedule lists each Patent included in the Purchased Proprietary Rights and lists each country in which each such issued Patent is valid. Each claim of each such Patent is valid and enforceable and each such Patent provides to the Seller a meaningful range of exclusivity in the practice of the invention covered by such Patent.

     (e)  Copyrights.  Section  3.11(e) of the  Disclosure  Schedule  lists each
Copyright registration owned by the Seller and included in the Purchased Proprietary Rights.

     (f) Trade Secrets. The Seller has taken efforts that are reasonable under the circumstances to prevent unauthorized disclosure to any other Person of such portions of the Seller's Trade Secrets included in the Purchased Proprietary Rights that would enable such Person to compete with the Seller within the scope of or with respect to the Product Line as now conducted and as presently proposed to be conducted.

     (g) No Infringement. The Seller has not interfered with, infringed upon or misappropriated any Proprietary Right of any other Person in connection with the Seller's use or operation of the Purchased Assets, and the continued use or operation of such assets by the Buyer, in the manner that such assets are currently used or operated or proposed to be used or operated, will not interfere with, infringe upon or misappropriate any Proprietary Right of any other Person. To the Seller's Knowledge, no Person is interfering with, infringing upon or misappropriating any Purchased Proprietary Right. No claim has been asserted against the Seller by any Person: (i) that such Person has any right, title or interest in or to any of the Copyrights, Patents, Trade Secrets or Know-How included in the Purchased Proprietary Rights; (ii) that such Person has the right to use any of the Marks, Trade Names or domain names included in the Purchased Proprietary Rights; (iii) to the effect that any past, present or projected act or omission by the Seller in connection with the Product Line infringes any Proprietary Right of such Person; or (iv) that challenges the Seller's right to use any of the Purchased Proprietary Rights. No facts or circumstances exist that, with or without the passing of time or the giving of notice or both, might reasonably serve as the basis for any such claim.

     3.12 Warranties and Products.

     (a) There are no defects in the design or manufacturing of any of the products distributed or sold by the Seller in connection with the Product Line (collectively, the "Products") that would adversely affect the quality of any such Product, other than defects arising in the Ordinary Course of the manufacturing process thereof, the exclusive remedy for which is a return of the defective product and for which adequate reserves are maintained on the Seller's accounting records. The Products have been designed and manufactured in compliance with all regulatory, engineering, industrial and other codes generally recognized as being applicable thereto, and there are no statements, citations or decisions by any Governmental Authority or any product-testing laboratory that indicate that any Product is unsafe or fails to meet any standards promulgated by such Governmental Authority or testing laboratory. Except as set forth in Section 3.12 of the Disclosure Schedule, the Seller has not recalled any Product or received notice of any defect in any Product, any claim of personal injury, death, or property or economic damages in connection with any Product, or any claim for injunctive relief in connection with any Product. There are no facts that are reasonably likely to give rise to a recall of any Product or to give rise to a successful future claim of personal injury, death, or property or economic damages, or a claim for injunctive relief in connection with any Product.

     (b) Section 3.12 of the Disclosure Schedule sets forth (i) a description of all warranties of the Seller to third Persons with respect to all Products since August 2, 2004, except warranties imposed by law; and (ii) the warranty experience of the Seller in connection with the Product Line since August 2, 2004 for an amount in excess of $10,000. The Seller has not given any Product warranties prior to August 2, 2004 that have not expired.

     3.13 Suppliers. To the Seller's Knowledge, the relationships of the Seller with each of its suppliers in connection with the Product Line are good working relationships, and no supplier of the Seller in connection with the Product Line has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Seller, or has since January 1, 2006 (at the volition of the supplier) decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Seller.

     3.14 Customers. Section 3.14 of the Disclosure Schedule lists each customer or account representing sales by the Seller in connection with the Product Line in excess of $100,000 in the 12 months ended December 31, 2006. Except as set forth in Section 3.14 of the Disclosure Schedule, to the Seller's Knowledge, (i) no account or relationship with any such customer is being terminated or is being considered for termination or nonrenewal; and (ii) no such customer is considering any material reduction in its commercial relationship with the Seller.

     3.15 Brokers. No broker, finder or other Person is or shall be entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby from the Seller by reason of any action taken by the Seller with respect to this Agreement.

     3.16 Full Disclosure.

     (a) No statement that relates to the Seller or the Product Line contained in this Agreement, the Disclosure Schedule or any Seller Document (including each representation and warranty in this Article III) contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact that was necessary to make such statements, in light of the circumstances in which they were made, not misleading.

     (b) To the Seller's Knowledge, there are no facts that have specific application to the Seller or the Product Line (other than general economic or industry conditions) that materially adversely affect or, as far as the Seller can reasonably foresee, materially threaten, the Purchased Assets that has not been set forth in this Agreement or the Disclosure Schedule.

     3.17 Securities Matters.

     (a) The Seller is a corporation (i) with total assets in excess of $5,000,000 and (ii) not formed for the specific purpose of acquiring the Buyer's Stock.

     (b) The Seller has been furnished with all materials that he or she has requested relating to the Buyer and the issuance of the Buyer's Stock, and the Buyer has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information. The Buyer has answered all inquiries that the Seller has made of it concerning the Buyer and the issuance of the Buyer's Stock.

     (c) The Seller is acquiring the Buyer's Stock for its own account and not for the account of any other Person. The Seller agrees that it will not resell, distribute or otherwise dispose of all or any part of the Buyer's Stock except as permitted by law, including without limitation the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended.

     (d) The Seller acknowledges that the offer and sale of the Buyer's Stock is being made pursuant to an exemption from the registration requirements of the Securities Act, and that, consequently, neither this agreement nor any disclosure made by the Buyer to the Seller in connection herewith has been filed with or reviewed by the Securities and Exchange Commission (the "SEC"), any securities exchange or any state securities regulatory agency, and neither the SEC, any such exchange nor any state securities regulatory agency has approved or disapproved of the Buyer's Stock or the issuance thereof.

     (e) The Seller understands that the Buyer's Stock has not been registered under the Securities Act and therefore may not be sold or otherwise transferred unless registered under the Securities Act or there is an exemption from such registration.

     (f) The Seller has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Buyer. The Seller understands the nature of an investment in the Buyer and the risks associated with such an investment. The Seller understands that there is no guarantee of any financial return on this investment in the Buyer and that the seller risks the complete loss of this investment.

     (g) The Seller is able now, and was able at the time of receipt of any offer regarding the Buyer, to bear the economic risks of this investment in the Buyer, including the complete loss of its investment in the Buyer.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES RELATING TO THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

     4.2 Authority; Enforceability. The Buyer has the absolute and unrestricted legal right, authority, power and capacity to (i) execute and deliver this Agreement and each certificate, document and agreement to be executed by the Buyer in connection herewith (collectively, the "Buyer Documents") and (ii) perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or any of the Buyer Documents or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms. Upon execution and delivery by the Buyer of each Buyer Document, such Buyer Document shall constitute a legal, valid and binding obligation of the Buyer, in each case enforceable against it in accordance with its terms.

     4.3 Consents and Approvals; No Violation.

     (a) Except as disclosed in Section 4.3 of the Disclosure Schedule, no Governmental Authorization is required in connection with (i) the execution or delivery by the Buyer of this Agreement or the Buyer Documents, or (ii) the performance of the Buyer's obligations under this Agreement or the Buyer Documents.

     (b) Neither the execution and delivery of this Agreement and the Buyer Documents by the Buyer nor the performance of the Buyer's obligations hereunder or thereunder shall (with or without notice or lapse of time): (i) contravene, conflict with or result in any violation of any provision of the articles of incorporation or bylaws of the Buyer or any resolution adopted by the board of directors or shareholders of the Buyer, or (ii) contravene, conflict with, result in any violation of, or give any Governmental Authority the right challenge any of the transaction contemplated hereby or to exercise any remedy (including revocation, withdrawal, suspension or modification) or obtain any relief under, any Legal Requirement applicable to the Buyer.

     (c) The execution and delivery of this Agreement by the Buyer will not conflict with or require any waiver in respect of any agreement pursuant to which the Buyer has incurred indebtedness for borrowed money, except for consents or waiver previously obtained by the Buyer.

     4.4 Litigation. There are no Proceedings commenced against, or, to the Buyer's knowledge, threatened against the Buyer that could affect its ability to consummate the transactions contemplated by this Agreement. The Buyer is not subject to any Order that could affect the enforceability of this Agreement against the Buyer or impair its ability to consummate the transactions contemplated by this Agreement.

     4.5 Brokers. No broker, finder or other Person is or shall be entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby from the Seller by reason of any action taken by the Buyer (except for the fee intended to be paid by the Buyer to Soles Brower Smith & Co.).

     4.6 Buyer's Stock. The issuance of the Buyer's Stock has been duly and validly authorized by all requisite corporate action on the part of the Buyer, and upon the issuance thereof to the Seller as provided herein, all shares of such Buyer's Stock shall have been fully paid and nonassessable.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

     5.1 Access to Information.

     Between the date hereof and the Closing Date, the Seller shall (i) afford the Buyer and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to the books and records of the Seller that relate to the Purchased Assets and the facilities owned or used by the Seller that relate to the Purchased Assets; provided that any such investigation by the Buyer shall be conducted in such a manner as not to interfere unreasonably with the normal operations of the Seller, and (ii) cause its officers, agents or other appropriate officials to furnish the Buyer with all internally-prepared financial statements of the Seller's business with respect to the Product Line promptly upon the preparation thereof and such other financial and operating data (including accountants' work papers) and other information with respect to the Purchased Assets as the Buyer may from time to time reasonably request.

     5.2 Confidentiality.

     (a) Until the Closing Date, the Buyer shall protect, and shall use Commercially Reasonable Efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to protect, the confidentiality of all proprietary and confidential information furnished to the Buyer in connection with the transactions contemplated by this Agreement, using the same care and procedures used to protect the Buyer's own proprietary and confidential information, and the Buyer shall not disclose, and shall use Commercially Reasonable Efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors not to disclose, such proprietary and confidential information to any other Persons except as may be reasonably necessary in connection with the transactions contemplated hereby or except to the extent (i) such information is or becomes publicly available or obtainable from independent sources and not in breach of the Buyer's obligations hereunder, (ii) such information is required to be disclosed by a Legal Requirement (including applicable securities laws and the rules and regulations of any stock exchange or inter-dealer automated quotation system on which the securities of the Buyer are traded), (iii) such information was known by the Buyer prior to any disclosure to it by the Seller, or (iv) disclosure is necessary for the Buyer to enforce any or all of its rights under this Agreement. If the transactions contemplated by this Agreement are not consummated, such information, including all analyses, compilations, studies or other documents prepared by or on behalf of the Buyer based on such information, shall be returned to the Seller or destroyed immediately upon the Seller's request.

     (b) From and after the date hereof, the Seller shall not disclose or use, and the Seller shall use Commercially Reasonable Efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents and advisors not to disclose or use, any of the Seller's proprietary and confidential information included in the Purchased Assets to any other Persons except to the extent (i) permitted under Section 5.10, (ii) such information is or becomes publicly available or obtainable from independent sources and not in breach of the obligations of the Seller hereunder, (iii) such information is required to be disclosed by law or by Governmental Authorities having jurisdiction over the Seller (including applicable securities laws and the rules and regulations of any stock exchange or inter-dealer automated quotation system on which the securities of the Buyer are traded), or (iv) disclosure is necessary for the Seller to enforce any or all of its rights under this Agreement.

     5.3 Operation of the Business of the Seller. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Seller shall (a) use and operate the Purchased Assets only in the Ordinary Course, (b) use Commercially Reasonable Efforts to preserve its relationships with customers, suppliers and others with whom the Seller deals in connection with the Product Line, to keep available the services of its officers and employees related to such business and to maintain the Purchased Assets in substantially the condition currently existing, (c) confer with the Buyer concerning operational matters with respect to the Purchased Assets of a material nature and (d) otherwise report periodically to the Buyer concerning the business, operations and finances of the Seller related to the Purchased Assets. Except as otherwise expressly permitted by this Agreement, between the date hereof and the Closing Date, the Seller shall not take any affirmative action or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.5 is likely to occur.

     5.4 Efforts to Satisfy Closing Conditions.

     (a) Between the date hereof and the Closing Date, the Seller shall (i) use its Commercially Reasonable Efforts to cause the conditions in Article VI to be satisfied on or before the day of Closing provided in Section 2.6; and (ii) not take any action or omit to take any action within its reasonable control to the extent such action or omission might result in a breach of any term or condition of this Agreement or in any representation or warranty contained in this Agreement being inaccurate or incorrect as of the Closing Date.

     (b) Between the date hereof and the Closing Date, the Buyer shall (i) use its Commercially Reasonable Efforts to cause the conditions in Article VI to be satisfied on or before the later of the day of Closing provided in Section 2.6; and (ii) not take any action or omit to take any action within its reasonable control to the extent such action or omission might result in a breach of any term or condition of this Agreement or in any representation or warranty contained in this Agreement being inaccurate or incorrect as of the Closing Date.

     5.5 Notification.

     (a) Seller. Prior to the Closing Date, the Seller shall promptly notify the Buyer in writing if it becomes aware of any fact or condition that (i) causes or constitutes a breach of any representation or warranty set forth in Article III or (ii) would have caused or constituted a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition (including the addition of a new Section to the Disclosure Schedule), the Seller shall promptly deliver to the Buyer a supplement to the Disclosure Schedule specifying such change. During the same period, the Seller shall promptly notify the Buyer of the occurrence of any breach of any covenant of the Seller or of the occurrence of any event that may make the satisfaction of the conditions set forth in Section 6.1 or 6.3 impossible or unlikely.

     (b) Buyer. Prior to the Closing Date, the Buyer shall promptly notify the Seller in writing if the Buyer becomes aware of any fact or condition that (i) causes or constitutes a breach of any representation or warranty set forth in
Article IV or (ii) would have caused or constituted a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition (including the addition of a new Section to the Disclosure Schedule), the Buyer shall promptly deliver to the Seller a supplement to the Disclosure Schedule specifying such change. During the same period, the Buyer shall promptly notify the Seller of the occurrence of any breach of any covenant of the Buyer or of the occurrence of any event that may make the satisfaction of the conditions in Section 6.1 or 6.2 impossible or unlikely.

     5.6 Employees. The parties expressly agree that nothing in this Agreement shall be construed as requiring the Buyer to assume any collective bargaining agreement with respect to any employees of the Seller. In addition, nothing in this Agreement, expressed or implied, shall (i) obligate the Buyer or any Affiliate of the Buyer to employ any Person currently employed by the Seller, to engage any independent contractor currently engaged by the Seller or to assume any obligations relating to the employment of any Person as an employee, independent contractor or otherwise; or (ii) confer upon any employee or independent contractor of the Seller any right to employment or to continued employment for any specified period, as an employee, independent contractor or otherwise.

     5.7 Exclusivity. In recognition of the time that shall be expended and the expense that shall be incurred by the Buyer in connection with the transactions contemplated hereby, until such time, if any, as this Agreement is terminated pursuant to Article VIII, the Seller shall not, and shall cause its officers, agents, employees and representatives not to, directly or indirectly, (a) encourage, solicit, engage in negotiations or discussions with, or provide information with respect to any inquiry or proposal (an "Acquisition Proposal") relating to (i) the possible direct or indirect acquisition of all or any portion of the Product Line, whether through the acquisition of the capital stock or other equity interest of the Seller or all or substantially all of the Purchased Assets, or (ii) any business combination with the Seller in connection with the Product Line or (b) discuss or disclose either this Agreement (except as may be required by law, or is necessary in connection with the transactions contemplated hereby, and except to the extent that such information becomes public other than as result of a violation hereof), with any Person other than the Buyer without the prior written approval of the Buyer. Additionally, the Seller agrees to promptly notify the Buyer upon receipt of any Acquisition Proposal from any Person.

     5.8 Mattress Covers. To the extent that the Buyer sells to its customers any mattress covers included in the Purchased Inventories for more than $5.00 per cover, then until all such mattress covers have been sold the Buyer will pay fifty percent (50%) of such excess to the Seller on a monthly basis (each such payment, if any, being due on the last day of each month, beginning February
2007).

     5.9 Securities Matters. The Seller agrees not to transfer, assign or sell any shares of Buyer's Stock received in connection with this Agreement in violation of the federal and any applicable state securities laws, including without limitation the limitations imposed by the Securities Act or the Exchange Act or the regulations promulgated thereunder.

     5.10 Noncompetition. The Seller hereby agrees that, in consideration of the purchase by the Buyer of the Purchased Assets, for a period of four years from the Closing Date (the "Noncompete Period"), the Seller will not produce and/or source (such producing or sourcing being collectively referred to herein as "Producing"; provided that Producing shall not include the commission dyeing and finishing of mattress ticking by Jiaxing Burlington Textiles, an indirect subsidiary of the Seller located in China, but would include the design, sale or marketing of Ticking Products (as defined below)) mattress ticking products, including but not limited to woven and knitted ticking and mattress covers (collectively, "Ticking Products") anywhere in the world, except in China and only for consumption in China. For purposes of this provision, "consumption in China" means that the end use of a Ticking Product is in China, and that neither the Ticking Product nor the mattress on which it is used will be sold or shipped outside of China. Accordingly, the Seller agrees that, during the Noncompete Period, the Seller shall not, directly or indirectly (either by itself or through any Affiliates, officers, directors or employees) Produce (or participate in the Producing of) any Ticking Products in any country in the world other than in China, or own or otherwise hold any interest in any entity or venture that Produces Ticking Products in any country in the world other than in China, and furthermore during such period Seller shall not, directly or indirectly, assist or cooperate or work with any other supplier or manufacturer of Ticking Products (other than the Buyer), in any manner, with respect to transitioning the Product Line to such other supplier or manufacturer, or with respect to selling Ticking Products to any customers or former customers of the Product Line.

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.1 Mutual Conditions. The respective obligations of each party to consummate the transactions required to be taken by it at the Closing shall be subject to the fulfillment of the following conditions:

     (a) No party to this Agreement shall be subject on the Closing Date to any Order of a court of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement, nor shall there be any Proceeding pending or threatened by any Person other than a party to this Agreement that involves any challenge to, or seeks damages or other relief in connection with, any of the transactions contemplated hereby, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

     (b) No Legal Requirement shall have been adopted or promulgated as of the Closing Date having the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of, or making void or voidable, the transactions contemplated herein.

     6.2 Buyer's Conditions. The obligation of the Buyer to consummate the transactions required to be taken by it at the Closing shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the Buyer (in whole or in part):

     (a) All representations and warranties (individually and collectively) of the Seller in this Agreement and all other documents and certificates required to be delivered hereby shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on the date hereof and as of the Closing Date as if made on the Closing Date, but without giving effect to any supplement to the Disclosure Schedule. The Seller shall have performed and complied with all covenants, agreements and conditions (individually and collectively) contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

     (b) The Seller shall have delivered each document required to be delivered pursuant to Section 2.7(a).

     (c) The Seller shall have delivered to the Buyer Uniform Commercial Code, tax and judgment lien search results, prepared by a nationally recognized search provider, from the Seller's jurisdiction of incorporation and each jurisdiction in which any of the Purchased Assets are located, and dated as of a date not more than 30 Business Days prior to the Closing Date.

     (d) The Buyer shall have received evidence satisfactory to it that prior to or substantially concurrent with the consummation of the transactions contemplated by this Agreement all of the Liens (other than the Permitted Liens) to which any of the Purchased Assets may be subject shall be released and any related filings terminated of record.

     (e) Since the date of this Agreement, there must not have been commenced or threatened against the Buyer, or against any Person affiliated with the Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby or (b) that may have the effect of preventing or making illegal any of the transactions contemplated hereby.

     6.3 Seller's Conditions. The obligations of the Seller to consummate the transactions required to be taken by them at the Closing shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the Seller:

     (a) All representations and warranties (individually and collectively) of the Buyer in this Agreement and all other documents and certificates required to be delivered hereby shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on the date hereof and as of the Closing Date as if made on the Closing Date, but without giving effect to any supplement to the Disclosure Schedule. The Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions (individually and collectively) contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

     (b) The Buyer shall have delivered each document required to be delivered and shall have made such payments required pursuant to Sections 2.7(b).

                                  ARTICLE VII

                                 INDEMNIFICATION

     7.1 Survival; Knowledge. All representations, warranties, covenants and agreements made by the Seller and the Buyer in this Agreement, the Disclosure Schedule and the documents to be executed in connection with this Agreement, shall survive the Closing. No representation or warranty shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the representation or warranty was made, as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or that any representation or warranty is false, in each case, whether before or after the execution and delivery of this Agreement or at the time of Closing. A party's consummation of the transactions contemplated hereby after waiving any of the conditions to its obligation to close (including the condition that the other party's representations and warranties be true in all material respects) shall not limit or otherwise affect its rights to recover under this Article VII.

     7.2 Seller's Agreement to Indemnify. Subject to the limitations set forth in this Article VII, the Seller shall indemnify and hold harmless the Buyer and its Affiliates (and the officers, directors, managers, equity holders, employees and agents of each of them) for, and shall pay to such Persons and reimburse such Persons for, any and all Damages arising, directly or indirectly, from or in connection with:

     (a) any breach or alleged breach of any representation or warranty of the Seller contained in this Agreement, the Disclosure Schedule, any supplement to the Disclosure Schedule or in any certificate or document delivered pursuant to this Agreement; provided, that for these purposes, each qualification and exception regarding materiality or Material Adverse Effect in Article III shall be disregarded and given no effect, so that Damages are determined without regard to such qualifications and exceptions;

     (b) any inaccuracy or alleged inaccuracy in any representation or warranty of the Seller contained in this Agreement as of the Closing Date, without giving any effect to any supplement to the Disclosure Schedules delivered pursuant to
Section 5.5(a), other than any disclosure in any such supplement that causes the condition in Section 6.2(a) not to be satisfied; provided, that for these purposes, each qualification and exception regarding materiality or Material Adverse Effect in Article III shall be disregarded and given no effect, so that Damages are determined without regard to such qualifications and exceptions;

     (c) any breach or alleged breach of any covenant or agreement of the Seller contained in this Agreement or in any agreement or instrument executed and delivered pursuant to this Agreement;

     (d) any liability or obligation of the Seller or any liability or obligation associated with the Product Line and arising prior to the Effective Time (including without limitation any of the liabilities described in Section
2.3 as not being assigned by the Buyer hereunder and also including any liability that becomes, or is alleged to have become, a liability of the Buyer under any applicable bulk sales law, under any doctrine of de facto merger or successor liability, or otherwise by operation of law); and

     (e) any product manufactured, sold or shipped by, or any services provided by, the Seller prior to the Closing Date.

     7.3 Buyer's Agreement to Indemnify. Subject to the limitations set forth in this Article VII, the Buyer shall indemnify and hold harmless the Seller, and the Affiliates of the Seller for, and shall pay to such Persons and reimburse such Persons for, any and all Damages arising, directly or indirectly, from or in connection with:

     (a) any breach or alleged breach of any representation or warranty of the Buyer contained in this Agreement or in any certificate or document delivered pursuant to this Agreement;

     (b) any inaccuracy or alleged inaccuracy in any representation or warranty of the Buyer contained in this Agreement as of the Closing Date, without giving any effect to any supplement to the Disclosure Schedules delivered pursuant to
Section 5.5(b), other than any disclosure in a supplement to the Disclosure Schedules that causes the condition in Section 6.3(a) not to be satisfied; and

     (c) any breach or alleged breach of any covenant or agreement of the Buyer contained in this Agreement or in any agreement or instrument executed and delivered pursuant to this Agreement.

     7.4   Limitations   on  Seller's   Indemnity.   If  the   Closing   occurs,
notwithstanding anything set forth in this Article VII to the contrary:

     (a) The Seller shall have no liability under Section 7.2(a) or 7.2(b) unless and until the aggregate amount of the Damages under such subsections exceeds $50,000, and then the Seller shall be liable only to the extent of the amount of such excess; provided, that the foregoing limitation shall not apply to any breach or alleged breach of any representation or warranty set forth in Sections 3.2, 3.9, 3.10, , 3.15 or 3.17.

     (b) The Seller shall have liability under Section 7.2(a) or (b) only up to a maximum aggregate amount of the Damages under such subsections of $2,000,000; provided, that the foregoing limitation shall not apply to any breach or alleged breach of any representation or warranty set forth in Sections 3.2, 3.9, 3.10, ,
3.15 or 3.17.

     (c) No indemnification shall be required by the Seller under Section 7.2(a) or (b) unless the Seller shall have received notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer on or before the date two years after the Closing Date; provided, however, that the foregoing limitation shall not apply to any breach or alleged breach of any representation or warranty set forth in Sections 3.2, 3.9, 3.10, , 3.15 or 3.17.

     7.5   Limitations   on   Buyer's   Indemnity.   If  the   Closing   occurs,
notwithstanding anything set forth in this Article VII to the contrary:

(a) The Buyer shall have liability under Section 7.3(a) or (b) only up to a maximum aggregate amount of Damages under such subsections of $2,000,000.

     (b) No indemnification shall be required by the Buyer under Section 7.3(a) or (b) unless the Buyer shall have received notice of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Seller on or before the date two years after the Closing Date; provided that the foregoing limitation shall not apply to any breach or alleged breach of any representation or warranty set forth in Section 4.2 or 4.5.

     7.6 Procedure for Indemnification - Third-Party Claims.

     (a) If any Person shall claim indemnification hereunder arising from any claim or demand of a third party, the party seeking indemnification (the "Indemnified Party") shall notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of the basis for such claim or demand setting forth the nature of the claim or demand in reasonable detail. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent the Indemnifying Party demonstrates that the defense of such claim or demand is materially prejudiced by the failure to give such notice.

     (b) If any Proceeding is brought by a third party against an Indemnified Party and the Indemnified Party gives notice to the Indemnifying Party pursuant to Section 7.6(a), the Indemnifying Party shall, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes, to assume the defense of such Proceeding, if (i) the Indemnifying Party provides written notice to the Indemnified Party that the Indemnifying Party intends to undertake such defense, and by such notice it shall be conclusively established that the Indemnifying Party shall indemnify the Indemnified Party against all claims for indemnification resulting from or relating to such third-party claim as provided in this Article VII, (ii) the Indemnifying Party provides to the Indemnified Party evidence acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the third-party claim and to fulfill its indemnification obligations hereunder,
(iii) the Indemnifying Party conducts the defense of the third-party claim actively and diligently with counsel reasonably satisfactory to the Indemnified Party and (iv) if the Indemnifying Party is a party to the Proceeding, the Indemnifying Party has not determined in good faith that joint representation would be inappropriate. The Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by the Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party. The Indemnified Party shall fully cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim or demand, provided that all reasonable out-of-pocket expenses incurred by the Indemnified Party shall be paid by the Indemnifying Party (except as set forth in the preceding sentence). If the Indemnifying Party assumes the defense of a Proceeding, (A) no compromise or settlement of the claims with respect thereto may be effected by the Indemnifying Party without the Indemnified Party's consent unless (I) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party and (II) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (B) the Indemnified Party shall have no liability with respect to any compromise or settlement of such claims effected without its consent.

     (c) If (i) notice is given to the Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, or (ii) an Indemnified Party determines in good faith that there is a reasonable probability that a
Proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification from the Indemnifying Party under this Agreement, the Indemnified Party shall (upon notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim; provided that the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the third-party claim (including reasonable attorneys' fees and expenses) and the Indemnifying Party shall remain responsible for any indemnifiable amounts arising from or related to such third-party claim to the fullest extent provided in this Article VII. The Indemnifying Party may elect to participate in such Proceedings, negotiations or defense at any time at its own expense.

     (d) The Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Seller with respect to such a claim anywhere in the world.

     (e) With respect to any third-party claim subject to indemnification under this Article VII, (i) both the Indemnified Party and the Indemnifying Party, as the case may be, shall keep the other Person fully informed of the status of such third-party claim and any related Proceedings at all stages thereof if such Person is not represented by its own counsel, and (ii) the parties agree to render (each at its own expense) to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any third-party claim.

     (f) With respect to any third-party claim subject to indemnification under this Article VII, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use Commercially Reasonable Efforts, in respect of any third-party claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable Legal Requirements), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any third-party claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

     7.7 Alleged Breaches. For the purposes of this Article VII, an "alleged" breach, inaccuracy or violation of a representation, warranty or covenant shall exist only if there is a claim by a third-party against an Indemnified Party alleging facts that, if true, would constitute a breach, violation or inaccuracy of such representation or warranty or covenant.

     7.8 Indemnification Procedure - Direct Claims.

     (a) If an Indemnified Party shall claim indemnification hereunder for any claim other than a third-party claim, the Indemnified Party shall notify the Indemnifying Party in writing of the basis for such claim setting forth the nature and amount of the damages resulting from such claim. The Indemnifying Party shall give written notice of any disagreement with such claim within 15 days following receipt of the Indemnified Party's notice of the claim, specifying in reasonable detail the nature and extent of such disagreement. If the Indemnifying Party and the Indemnified Party are unable to resolve any disagreement within 30 days following receipt by the Indemnified Party of the notice referred to in the preceding sentence (or such later time as is agreed by the Buyer and the Seller), the disagreement shall be submitted for resolution to an independent Person (the "Arbitrator") mutually agreed by the Indemnifying Party and the Indemnified Party. If the Indemnifying Party and the Indemnified Party cannot agree on a single Arbitrator, then the disagreement shall be submitted to a panel of three Arbitrators, one selected by the indemnifying party, one by the indemnified party and one by the two Arbitrators so selected/an Arbitrator selected in accordance with the Rules of the American Arbitration Association.

     (b) Any such arbitration shall be conducted in accordance with the Rules of the American Arbitration Association and shall be held in Charlotte, North Carolina or such other location to which the parties to such dispute mutually agree. The determination by the Arbitrator(s) shall be made within 30 days of the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in a written statement delivered to the Indemnifying Party and the Indemnified Party and shall be final, binding and conclusive. Judgment upon the decision rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof and may include the award of attorneys' fees and other costs to the extent provided by this Article. The Person who is prevailed against in the resolution of such disagreement shall pay the fees and expenses of the Arbitrator(s); if one Person does not prevail on all issues, the fees and expenses shall be apportioned in such manner as the Arbitrator(s) shall determine. Any amount owing by any Person as a result of this Section 7.8 shall be paid within 10 Business Days after final determination of such amount.

     (c) The parties agree that (i) the provisions of this Section 7.8 shall not apply to any preliminary or temporary equitable relief sought with respect to breaches of the obligations set forth in Sections 5.2 and 9.5, and (ii) the Arbitrator shall have no power to grant such preliminary or temporary relief with respect to breaches of such obligations. In addition, the parties agree that the provisions of this Section 7.8 shall not apply to the provisions of
Section 2.5(b).

     7.9 Interest. Interest shall accrue on the unpaid amount of all indemnification obligations hereunder at the Prime Rate, such interest to be calculated based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and shall be based on a 365-day year.

     7.10 Return of Buyer's Stock. In the event that the Buyer or an Affiliate (a "Buyer Indemnified Party") is entitled to indemnification under this Article VII, Damages payable by the Seller as an Indemnifying Party with respect thereto shall be satisfied by the Buyer Indemnified Party's call and acquisition (at no additional cost to the Buyer Indemnified Party), and the Seller's transfer to the Buyer Indemnified Party, of that number of shares of Buyer's Stock having a value (based on an assumed value of $6.60 per share, as adjusted for any stock dividends, stock splits or other changes in the Buyer's capital stock since December 31, 2006 having a dilutive effect on the Buyer's Stock being issued to the Seller) equal to the amount of Damages payable by the Seller hereunder, to the extent hat the Seller owns any such shares of Buyer's Stock on the date that the right to payment is established. The foregoing shall not be deemed to be exclusive remedy of any Buyer Indemnified Party and furthermore will in no way limit or impair the rights of any Buyer Indemnified Party (or in any way limit the liability of the Seller as an Indemnifying Party) in connection with the rights of any Buyer Indemnified Party, subject to the limitations on the Seller's indemnification obligations as set forth in Section 7.4, to bring any claim, demand, suit or cause of action otherwise available to the Buyer Indemnified Party hereunder..

     7.11 Remedies Not Exclusive. The remedies provided in this Article VII are not exclusive of and do not limit any other remedies that may be available to any party, but the limitations provided in Sections 7.4 and 7.5 shall apply to any claims based on breaches of representations and warranties.

                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

     (a) by mutual written consent of the Seller and the Buyer;

     (b) by the Seller, if all the conditions in Article VI shall not have been fulfilled as of February 15, 2007 or shall have become incapable of fulfillment (other than through the failure of the Seller to comply fully with any of its obligations under this Agreement) and such conditions shall not have been waived by the Seller;

     (c) by the Buyer, if all of the conditions set forth in Article VI shall not have been fulfilled as of February 15, 2007 or shall have become incapable of fulfillment (other than through the failure of the Buyer to comply fully with its obligations under this Agreement) and such conditions shall not have been waived by the Buyer;

     (d) by the Seller, if the Buyer materially breaches any provision of this Agreement and such breach remains uncured for a period of 10 days after the Buyer receives written notice of such breach; or

     (e) by the Buyer, if the Seller materially breaches any provision of this Agreement and such breach remains uncured for a period of 10 days after the Seller receives notice of such breach.

     8.2 Procedure and Effect of Termination. In the event of a termination of this Agreement by any party pursuant to Section 8.1:

     (a) The terminating party shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by either of the parties hereto.

     (b) All further obligations of the parties shall terminate, except that the obligations in Section 5.2, Article VII, Section 9.1 and Section 9.5 hereof shall survive. Notwithstanding anything in this Agreement to the contrary, each of the parties to this Agreement shall be entitled to any remedy to which such party may be entitled at law or in equity for the violation or breach by any other party of any agreement, covenant, representation or warranty contained in this Agreement, including pursuing claims under Article VII, and if any party shall bring an action to enforce this Agreement, the prevailing or successful party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such action.

     (c) All filings, applications and other submissions relating to the transactions contemplated herein shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, the Buyer shall pay all costs and expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby, and the Seller shall pay all costs and expenses incurred by the Seller in connection with this Agreement and the transactions contemplated hereby, including in each case all fees and expenses of investment bankers, finders, brokers, agents, representatives, consultants, counsel and accountants. If this Agreement is terminated, the obligation of each party to pay its own expenses will be subject to any right arising from a breach of the Agreement by another party.

     9.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by the party against whom such amendment, modification or supplement is sought to be enforced. Any such writing must refer specifically to this Agreement.

     9.3 Waiver of Compliance; Consents. The rights and remedies of the parties are cumulative and not alternative and may be exercised concurrently or separately. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement. Any consent required or permitted by this Agreement is binding only if in writing.

     9.4 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be (i) delivered by hand, (ii) sent by facsimile transmission, or (iii) sent certified mail or by a nationally recognized overnight delivery service, charges prepaid, to the address set forth below (or such other address for a party as shall be specified by like notice):

     (a) If to the Seller, to:

         International Textile Group, Inc.
         804 Green Valley Road
         Suite 300
         Greensboro, North Carolina 27408
         Attn: Gary L. Smith
         Facsimile: (336) 379-6972
         Copy to: Neil Koonce, Esq.
         Facsimile: (336) 379-6972

     (b) If to the Buyer, to:

         Culp, Inc.
         1823 Eastchester Drive
         High Point, North Carolina 27265
         Attn: Franklin N. Saxon
         Facsimile: (336) 887-7089

         Copies to:

         Robinson, Bradshaw & Hinson, P.A.
         101 North Tryon Street, Suite 1900
         Charlotte, North Carolina 28246
         Attn: Henry H. Ralston
         Facsimile: (704) 378-4000

Each such notice or other communication shall be deemed to have been duly given and to be effective (x) if delivered by hand, immediately upon delivery if delivered on a Business Day during normal business hours and, if otherwise, on the next Business Day; (y) if sent by facsimile transmission, immediately upon confirmation that such transmission has been successfully transmitted on a Business Day before or during normal business hours and, if otherwise, on the Business Day following such confirmation, or (z) if sent by a nationally recognized overnight delivery service, on the day of delivery by such service or, if not a Business Day, on the first Business Day after delivery. Notices and other communications sent via facsimile must be followed by notice delivered by hand or by overnight delivery service as set forth herein within five Business Days.

     9.5 Publicity. No party hereto shall make any public announcement or similar publicity of the transactions contemplated by this Agreement prior to the Closing without first obtaining the prior written consent of the Seller and the Buyer; provided that nothing contained herein shall prohibit any party from making any public announcement if such party determines in good faith, on the advice of legal counsel, that such public disclosure is required by a Legal Requirement so long as such party consults with the Seller and the Buyer prior to making such disclosure. For a period of 30 days following the Closing Date, from and after the Closing, any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued at such a time and in such a manner as the Buyer and the Seller agree. Thereafter, any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued at such a time and in such a manner as the Buyer determines. The Buyer and the Seller shall consult with each other concerning the means by which the Seller's employees, customers and suppliers in connection with the Product Line will be informed of the transactions contemplated hereby and the Buyer shall have the right to be present at any such communication.

     9.6 Assignment; No Third-Party Rights. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except as set forth in Section 7.2, this Agreement and its provisions are for the sole benefit of the parties to this Agreement and their successors and permitted assigns and shall not give any other Person any legal or equitable right, remedy or claim.

     9.7 Governing Law. The execution, interpretation and performance of this Agreement, and any disputes with respect to the transactions contemplated by this Agreement, including any fraud claims, shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

     9.8 Jurisdiction; Service of Process. If any party commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Middle District of North Carolina shall have sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the courts of the State of North Carolina in the County of Guilford shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     9.9 Further Assurances; Records. Each Party shall cooperate and take such actions, and execute all such further instruments and documents, at or subsequent to the Closing, as another party or other parties may reasonably request in order to convey title to the Purchased Assets to Buyer and otherwise to effect the terms and purposes of this Agreement. Each party shall provide the other party or parties with access to all relevant documents and other information pertaining to the Purchased Assets that are needed by such other party or parties for the purposes of preparing Tax Returns or responding to an audit by any Governmental Authority or for any other reasonable purpose.

     9.10 Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the invalidity of any such provision substantially deprives either party of the practical benefits intended to be conferred by this Agreement. Notwithstanding the foregoing, any provision of this Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable, and the determination that any provision of this Agreement is invalid, illegal or unenforceable as applied to particular circumstances shall not affect the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.

     9.11 Construction. Each party acknowledges that such party and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

     9.12 Disclosure Schedule. Each representation, warranty and covenant set forth herein shall have independent significance. Any disclosures in any part of the Disclosure Schedule apply only to the Section of this Agreement to which they expressly relate and not to any other representation, warranty or covenant. In the event of any inconsistency between the statements in the body of this Agreement and those in of the Disclosure Schedule (other than an exception expressly set forth as such in of the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     9.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     9.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably request.

     9.15 Specific Performance. The Buyer and the Seller acknowledge and agree that the recovery of damages by any party hereto may not be an adequate means to redress a breach of this agreement, and accordingly, the parties specifically agree that each party shall have the right of injunctive relief or specific performance hereof. Nothing contained in this paragraph, however, shall prohibit any party hereto from pursuing any remedies in addition to injunctive relief or specific performance, including recovery of damages.

     9.16 Entire  Agreement.  This  Agreement,  including  the  Appendices,  the
Exhibits and the Disclosure Schedule, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. The Appendices, Exhibits and the Disclosure Schedule hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all prior agreements, understandings, promises, representations and statements between the parties and their representatives with respect to the transactions contemplated by this Agreement, including the letter of intent dated December 22, 2006.


              [the remainder of this page left blank intentionally]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       CULP, INC.


                                       By: /s/ Franklin N. Saxon
                                       ----------------------------------
                                          Name:  Franklin N. Saxon
                                          Title: President




                                       INTERNATIONAL TEXTILE GROUP, INC.


                                       By: /s/   Gary L. Smith
                                       ----------------------------------
                                          Name:  Gary L. Smith
                                          Title: EVP & CFO

                                   APPENDIX 1

     "Acquisition Proposal" has the meaning set forth in Section 5.7.

     "Affiliate" means with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, is controlled by or is under common control with, such Person. For the purpose of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this agreement, as it may hereafter be amended in accordance with its terms.

     "Arbitrator" has the meaning set forth in Section 7.8(a).

     "Base Purchase Price" has the meaning set forth in Section 2.4.

     "Bill of Sale" has the meaning set forth in Section 2.7(a).

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are generally closed for business.

     "Buyer" has the meaning set forth in the introductory paragraph of this Agreement.

     "Buyer Documents" has the meaning set forth in Section 4.2.

     "Buyer Indemnified Party" has the meaning set forth in Section 7.10.

     "Buyer's Stock" has the meaning set forth in Section 2.5(a)(ii).

     "Cash Payment" has the meaning set forth in Section 2.5(a)(i).

     "Closing" has the meaning set forth in Section 2.6.

     "Closing Date" means the date and time as of which the Closing actually takes place.

     "Closing Date Inventory" means the value of the Seller's Inventories relating to the Product Line on hand as of the Effective Time, as calculated pursuant to Section 2.5(b).

     "Commercially Reasonable Efforts" means the efforts that a prudent business Person would use in similar circumstances to achieve a desired result in a reasonably efficient and cost-effective manner and as expeditiously as possible; provided that an obligation to use the Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement or the transactions contemplated hereby.

     "Copyright" means the legal right provided by the Copyright Act of 1976, as amended, to the expression contained in any work of authorship fixed in any tangible medium of expression together with any similar rights arising in any other country as a result of statute or treaty, and any right that may exist to obtain a registration with respect thereto from any Governmental Authority and any rights arising under any such application.

     "Damages" means damages loss, liability, claim, damage, expense (including cost of investigation and reasonable attorneys' fees) and diminution of value, whether or not involving a third-party claim.

     "Disclosure Schedule" means the Disclosure Schedule delivered to the Buyer by the Seller concurrently with the execution of this Agreement.

     "Excluded Assets" has the meaning set forth in Section 2.2.

     "Effective Time" has the meaning set forth in Section 2.6.

     "Exchange Act" means the Securities Exchange act of 1934, as amended.

     "Finished Goods Inventories" means all of the Seller's Inventories of finished goods related to the Product Line.

     "GAAP" means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, applied on a consistent basis.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any municipal, local, city or county government, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through capital stock or otherwise by any of the foregoing.

     "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

     "Indemnified Party" has the meaning set forth in Section 7.6(a).

     "Indemnifying Party" has the meaning set forth in Section 7.6(a).

     "Intellectual Property Assignments" has the meaning set forth in Section 2.7(a).

     "In-Transit Inventories" has the meaning set forth in Section 2.2(a).

     "Inventories" means, collectively, the Seller's Finished Goods Inventories and the Seller's raw materials and work-in-process for use in connection with the Product Line.

     "Know-How"  means  ideas,  designs,  inventions,   discoveries,   concepts,
compilations of information, methods, techniques, procedures and processes, whether confidential or not, whether patentable or not and whether reduced to practice or not.

     "Legal Requirement" means any statute, law, treaty, rule, regulation, Order, decree, writ, injunction or determination of any arbitrator or court or Governmental Authority and, with respect to any Person, includes all such Legal Requirements applicable or binding upon such Person, its business or the ownership or use of any of its assets.

     "Liens" means any mortgages, claims, liens, security interests, pledges, escrows, charges, options or other restrictions or encumbrances of any kind or character whatsoever.

     "Mark" means any word, name, symbol or device used by a Person to identify its goods or services, whether or not registered, all goodwill associated therewith, and any right that may exist to obtain a registration with respect thereto from any Governmental Authority and any rights arising under any such application. As used in this Agreement, the term "Mark" includes trademarks and service marks.

     "Material Adverse Effect" means a material adverse change in the assets, business, properties, or prospects of the Product Line, or a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

     "Materials Credit" has the meaning set forth in Section 2.4.

     "Open Purchase Order Obligations" has the meaning set forth in Section 2.3.

     "Order" means any award,  decision,  injunction,  judgment,  order, ruling,
subpoena  or  verdict   entered,   issued,   made  or  rendered  by  any  court,
administrative agency, other Governmental Authority or by any arbitrator.

     "Ordinary Course" means an action taken by a Person only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) or by its shareholders or other owners; and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Patent" means any patent granted by the U.S. Patent and Trademark Office or by the comparable agency of any other country, and any renewal thereof, and any rights arising under any patent application filed with the U.S. Patent and Trademark Office or the comparable agency of any other country and any rights that may exist to file any such application.

     "Permitted Liens" means (i) the Liens for current Taxes not yet due and payable and (ii) the Liens imposed by law, such as the Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the Ordinary Course for sums not constituting borrowed money, that are not overdue.

     "Person" means any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or other legal entity.

     "Prime Rate" means the per annum rate of interest from time to time by Wachovia Bank, N.A. (or, if such bank discontinues its practice of announcing its prime rate, such other institution approved by the Buyer and the Seller) as its prime rate of interest, in effect from time to time.

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

     "Product Line" means the mattress ticking product line of the Seller's "Burlington House" division.

     "Products" has the meaning set forth in Section 3.12(a).

     "Proprietary Rights" means, with respect to a Person, all Copyrights, Marks, Know-how, Trade Names, Trade Secrets, Patents, patterns, domain names and other intellectual property rights owned, licensed, used or usable by such Person.

     "Purchase Price" has the meaning set forth in Section 2.4.

     "Purchased Assets" has the meaning set forth in Section 2.2.

     "Purchased Inventories" has the meaning set forth in Section 2.2(a).

     "Purchased Proprietary Rights" has the meaning set forth in Section 2.2(b).

     "Registration Rights and Shareholder Agreement" has the meaning set forth in Section 2.5(a)(ii)2.5(a).

     "SEC" has the meaning set forth in Section 3.17(b).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" has the meaning set forth in the introductory paragraph of this Agreement.

     "Seller Documents" has the meaning set forth in Section 3.2.

     "Seller's Knowledge" means the knowledge of the Seller and of any officer or director of the Seller, which shall include the actual knowledge of any such Person and the knowledge any such Person should have in the exercise of such Person's duties with the Seller or would be expected to have or obtain after reasonable inquiry and includes information available in the books, records and files of the Seller.

     "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with the Taxes.

     "Taxes" means (i) all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including income, gross receipts, excise, property, sales, use, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes and (ii) any interest, penalties and additions related to the foregoing.

     "Trade Names" means any words, name or symbol used by a Person to identify its business.

     "Trade Secrets" means business or technical information of any Person including, but not limited to, customer lists, marketing data and Know-How, that is not generally known to other Persons who are not subject to an obligation of nondisclosure and that derives actual or potential commercial value from not being generally known to other Persons.

     "Transition and Manufacturing Services Agreement" has the meaning set forth in Section 2.7(a)(iii).